CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial
Highlights" and "Counsel and Independent Registered Public Accounting Firm" and
to the use of our report dated December 15, 2005 with respect to Dreyfus Premier
Core Bond Fund, which is incorporated by reference in this Registration
Statement (Form N-1A 33-7172 and 811-4748) of Dreyfus Premier Fixed
Income Funds.

ERNST & YOUNG LLP

New York, New York
February 23, 2006